Exhibit 99.1

NEWS RELEASE	For Immediate Release Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Reports Third Quarter Results

•	Operating Income, As Adjusted, Improves from $0.8 Million to $3.2 Million

•	Operating Loss Improves by $2.2 Million to $(0.6) Million

•	Gross Inflows up 16%; Second Consecutive Quarter of Positive Net Flows

•	Assets Under Management Grow 10% to $24.6 Billion

Hartford, CT, November 4, 2009 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported operating income, as adjusted, of $3.2 million for the quarter ended September 30, 2009, a sequential improvement of $2.4 million from the previous quarter. The improvement resulted from top-line revenue growth of 12 percent and benefits from the company’s ongoing cost management program. The company recorded a 16 percent increase in gross inflows and a second consecutive quarter of positive net flows that contributed to a 10 percent growth in assets under management to $24.6 billion from $22.4 billion at the end of the second quarter.

Virtus had an operating loss for the quarter of $0.6 million compared with an operating loss of $2.8 million in the second quarter of 2009. Net income for the third quarter was $0.1 million, while the net loss attributable to common stockholders, after dividends to preferred shareholders, was $0.8 million or $0.14 per share, a 75 percent improvement from the net loss attributable to common stockholders of $3.1 million or $0.54 per share in the second quarter of 2009.

For the nine months ended September 30, 2009, Virtus had an operating loss of $7.9 million and operating income, as adjusted, of $2.6 million on revenue of $83.8 million and revenue, as adjusted, of $62.0 million. By comparison, the company had an operating loss of $446.2 million and operating income, as adjusted, of $6.4 million on revenue of $143.4 million and revenue, as adjusted, of $92.4 million for the nine months ended September 30, 2008. The 2008 period included a pre-tax, non-cash intangible asset impairment charge of $432.2 million.

-more-

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In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts on page 11. These non-GAAP measures net the distribution and administration expenses against the related revenue and remove certain non-cash and other identified amounts. In addition, non-GAAP measures exclude revenue, expenses, and earnings attributed to Goodwin Capital Advisors, a former subsidiary that remained with Virtus’ former parent when Virtus was spun off on December 31, 2008.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

	Three Months Ended		Change	Three Months Ended	Change	Nine Months Ended		Change
	9/30/2009	9/30/2008		6/30/2009		9/30/2009	9/30/2008
Ending Assets Under Management (1) (in billions)	$24.6	$27.0	(9)%	$22.4	10%	$24.6	$27.0	(9)%
Average Assets Under Management (1) (in billions)	$23.7	$30.9	(23)%	$21.9	8%	$22.6	$34.7	(35)%

Gross Flows (1) (in millions)	$1,135.4	$928.1	22%	$975.8	16%	$2,819.0	$3,177.0	(11)%
Net Flows (1) (in millions)	$287.4	$(639.7)	N/M	$42.5	N/M	$(168.7)	$(7,051.2)	98%

Revenue	$30,395	$44,806	(32)%	$27,181	12%	$83,827	$143,387	(42)%
Revenue, as adjusted (2)	$22,885	$28,507	(20)%	$19,732	16%	$62,030	$92,377	(33)%

Operating loss	$(622)	$(427,816)	100%	$(2,822)	78%	$(7,915)	$(446,248)	98%
Operating income, as adjusted (2)	$3,213	$2,220	45%	$791	N/M	$2,571	$6,394	(60)%

Net loss attributable to common stockholders	$(788)	$(337,269)	100%	$(3,148)	75%	$(10,774)	$(349,877)	97%
Net loss per basic and diluted share	$(0.14)	$(58.43)	100%	$(0.54)	74%	$(1.86)	$(60.62)	97%

Operating margin	(2)%	(955)%		(10)%		(9)%	(311)%
Operating margin, as adjusted (2)	14%	8%		4%		4%	7%

N/M - Not Meaningful

(1)	The assets and business of Goodwin Capital Advisers, a former subsidiary, are not included in Virtus’ results after December 31, 2008 and amounts from prior periods are excluded from these results for comparison purposes. Ending AUM, including Goodwin, were $41.2 billion as of September 30, 2008. Average AUM, including Goodwin, were $45.3 and $48.7 billion for the three and nine months ended September 30, 2008, respectively.
(2)	See “Schedule of Non-GAAP Information” on Page 11.

Management Discussion

George R. Aylward, president and chief executive officer, said the improved financial markets, a second consecutive quarter of positive net flows, and continued expense management were the primary factors for the sequential improvements in revenue, operating income, and operating margin.

“Positive investment performance from the improved markets, coupled with strong sales, particularly in our long-term mutual funds, and solid net flows drove growth in revenues during the quarter,” Aylward said. “Expenses rose slightly as increases in profit- and sales-based variable costs were partially offset by our ongoing expense management efforts. We continue to make progress on one of our key objectives of improving our operating margin, as adjusted, which was 14 percent this quarter, compared with four percent in the last quarter and a negative margin in the first quarter.”

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Aylward cited long-term mutual fund sales that improved 26 percent from the second quarter, contributing to the double-digit growth in gross inflows for all products in the quarter. “This was our strongest quarter in two years with $790 million of mutual fund sales, which also put our mutual funds into net positive flows for the year-to-date period.”

Revenue increased 12 percent to $30.4 million from $27.2 million in the second quarter of 2009 and revenue, as adjusted, increased 16 percent to $22.9 million from $19.7 million in the prior quarter.

Total operating expenses of $31.0 million were three percent higher than the prior quarter, and operating expenses, as adjusted, which exclude distribution and administration expenses, restructuring and severance charges, and certain non-cash charges, were $19.7 million, up four percent from the second quarter.

Employment expenses of $14.1 million were seven percent higher in the third quarter compared with the second quarter, reflecting increases in profit- and sales-based compensation costs, partially offset by reduced base compensation from staff reductions in the current and prior quarters. The company made an additional two percent reduction to its workforce during the quarter and has now reduced its staff by nine percent for the nine-month period ending September 30, 2009, following a 27 percent reduction in staffing during 2008. During the third quarter of 2009, the company had $0.5 million in restructuring and severance expenses, compared with $0.2 million in the second quarter of the year.

Other operating expenses were down six percent to $6.5 million from $7.0 million in the 2009 second quarter, which included $0.5 million of non-cash costs related to the equity portion of directors’ annual retainer.

Assets Under Management

Assets under management at September 30, 2009 were $24.6 billion, up 10 percent from $22.4 billion at the end of the prior quarter. The growth came from $1.8 billion in market appreciation as well as $287.4 million of net flows. Average assets under management, which correspond to the company’s fee-earning asset levels, increased eight percent during the quarter as increases in long-term mutual funds and managed account assets were partially offset by lower money market fund assets.

Gross product inflows in the third quarter were $1.1 billion, up 16 percent from $975.8 million in the second quarter and the second consecutive increase in quarterly sales. For the first nine months of 2009, Virtus had gross product inflows of $2.8 billion and net outflows of $168.7 million, compared with gross product inflows of $3.2 billion and net outflows of $7.0 billion for the first nine months of 2008. The outflows in 2008 included a $3.7 billion redemption from a low-fee, non-affiliated general account institutional client.

Long-term mutual fund assets ended the third quarter at $12.4 billion, up 13 percent from $10.9 billion in the prior quarter. Long-term mutual fund sales were $790.0 million, an increase of 26 percent from the second quarter, and net inflows of $249.0 million were 98 percent better than net inflows of $125.7 million in the second quarter. For the first nine months of 2009, Virtus’ long-term mutual funds had positive net flows of $174.3

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million on gross sales of $1.9 billion, compared with $392.4 million in net outflows on gross sales of $2.0 billion for the first nine months of 2008.

Mutual fund product initiatives during the third quarter included the introduction of the AlphaSector Rotation Strategy from F-Squared Investments in two funds, the Virtus AlphaSector™ Rotation Fund (Class A: PWBAX) and the Virtus AlphaSector™ Allocation Fund (Class A: PSWAX). Virtus also offers F-Squared’s AlphaSector Rotation Strategy in separate account form.

Separately managed account assets at September 30, 2009, which will form the basis for fourth-quarter revenue, were up 12 percent from June 30, 2009. Gross inflows improved by four percent to $291.4 million from $281.5 million in the second quarter, and net flows improved to $60.3 million from $2.6 million in the prior quarter.

Institutional sales were $54.0 million in the third quarter, compared with $68.1 million in the second quarter, while net outflows improved to $21.9 million from $85.8 million in the prior quarter due to the reduced level of outflows.

Liquidity and Capital Resources

At September 30, 2009 the company had $23.7 million of cash and cash equivalents and $30.9 million in working capital, compared with $25.6 million of cash and cash equivalents and $22.8 million in working capital as of June 30, 2009. The increase in working capital from June 30 is primarily attributable to the refinancing of Virtus’ note payable which increased working capital by $8.0 million. The change in cash during the quarter included a $1.8 million dividend payment on the company’s convertible preferred shares, and a $3.0 million payment to retire prior debt.

In the quarter, Virtus closed on a new senior secured revolving credit facility for an initial aggregate amount of $30.0 million. The company extinguished its previously outstanding debt of $18.0 million using $15.0 million under the new credit facility and $3.0 million of its cash resources. The $30.0 million facility has a term of two years, with the maximum amount available reducing to $18.0 million in the second year. The facility will have a variable interest rate benchmarked to standard market indices. The company’s effective interest rate for the quarter was 8.5 percent, down from 9.0 percent in the prior quarter, driven by a 6.9 percent variable interest rate, inclusive of the amortization of deferred financing costs, on the new facility that was put in place on September 1, 2009.

In September, Virtus’ former parent filed its 2008 federal income tax return, which included Virtus as a majority-owned subsidiary. Through a tax separation agreement, as amended, between the two companies, Virtus was provided a waiver necessary to preserve its tax basis in certain intangible assets. The waivers and elections were taken into consideration in establishing deferred tax assets in Virtus’ 2008 financial statements and are not anticipated to be significantly affected by this September tax filing. As of September 30, 2009, Virtus had

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approximately $115.3 million of gross deferred tax assets, consisting primarily of tax basis in intangible assets, and has recorded a valuation allowance of $108.6 million for these assets.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, Inc., a subsidiary of Virtus Investment Partners. Additional information can be found at www.virtus.com.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “should,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, expected cost savings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of recent adverse market and economic developments on all aspects of our business; (b) any poor performance in the securities markets; (c) any poor relative investment performance of some of our asset management strategies and any resulting outflows in our assets under management; (d) any lack of availability of additional financing, as may be needed, on satisfactory terms or at all; (e) any inadequate performance of third-party relationships; (f) the withdrawal of assets from under our management; (g) the impact of our separation from our former parent; (h) our ability to attract and retain key personnel in a competitive environment; (i) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (j) the possibility that our goodwill or intangible assets could become further

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impaired, requiring a charge to earnings; (k) the strong competition we face in our business from mutual fund companies, banks and asset management firms, most of which are larger than we are; (l) potential adverse regulatory and legal developments; (m) the difficulty of detecting misconduct by our employees, sub-advisors and distribution partners; (n) changes in accounting standards; (o) the ability to satisfy the financial covenants under our senior secured revolving Credit Facility or other future credit facilities; and (p) certain other risks and uncertainties described in our 2008 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on the our website at www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

	Three Months Ended		Change	Three Months Ended	Change	Nine Months Ended		Change
	9/30/2009	9/30/2008		6/30/2009		9/30/2009	9/30/2008
Ending Assets Under Management (1) (in billions)	$24.6	$27.0	(9)%	$22.4	10%	$24.6	$27.0	(9)%
Average Assets Under Management (2) (in billions)	$23.7	$30.9	(23)%	$21.9	8%	$22.6	$34.7	(35)%

Gross Flows (1) (in millions)	$1,135.4	$928.1	22%	$975.8	16%	$2,819.0	$3,177.0	(11)%
Net Flows (1) (in millions)	$287.4	$(639.7)	N/M	$42.5	N/M	$(168.7)	$(7,051.2)	98%

Revenue	$30,395	$44,806	(32)%	$27,181	12%	$83,827	$143,387	(42)%
Revenue, as adjusted (3)	$22,885	$28,507	(20)%	$19,732	16%	$62,030	$92,377	(33)%

Operating expenses	$31,017	$472,622	(93)%	$30,003	3%	$91,742	$589,635	(84)%
Operating expenses, as adjusted (3)	$19,672	$26,287	(25)%	$18,941	4%	$59,459	$85,983	(31)%

Operating loss	$(622)	$(427,816)	100%	$(2,822)	78%	$(7,915)	$(446,248)	98%
Operating income, as adjusted (3)	$3,213	$2,220	45%	$791	N/M	$2,571	$6,394	(60)%

Operating margin	(2)%	(955)%		(10)%		(9)%	(311)%
Operating margin, as adjusted (3)	14%	8%		4%		4%	7%

Net loss attributable to common stockholders	$(788)	$(337,269)	100%	$(3,148)	75%	$(10,774)	$(349,877)	97%
Avg. shares outstanding - basic and diluted (in thousands)	5,824	5,772		5,811		5,808	5,772
Net loss per basic and diluted share	$(0.14)	$(58.43)	100%	$(0.54)	74%	$(1.86)	$(60.62)	97%

	As of		Change	As of	Change
	9/30/2009	9/30/2008		6/30/2009
Cash and cash equivalents	$23,702	$22,610	5%	$25,589	(7)%
Marketable securities	$8,679	$11,980	(28)%	$7,233	20%
Current portion of long term note payable	$—	$12,000	N/M	$10,000	N/M
Long-term note payable	$15,000	$21,019	(29)%	$8,000	88%
Convertible preferred shares	$45,900	$—	N/M	$46,800	(2)%
Stockholders’ equity	$28,532	$274,927	(90)%	$28,388	1%

Working capital (4)	$30,921	$(6,579)	N/M	$22,850	35%

N/M - Not Meaningful

(1)	Ending AUM, including Goodwin, were $41.2 billion as of September 30, 2008.
(2)	The assets and business of Goodwin Capital Advisers, a former subsidiary, are not included in Virtus’ results after Dec. 31, 2008. Average AUM, including Goodwin, were $45.3 and $48.7 billion for the three and nine months ended September 30, 2008.
(3)	See Non-GAAP Information on Page 11.
(4)	Working capital is defined as current assets less current liabilities.

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Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended		Change	Three Months Ended	Change	Nine Months Ended		Change
	9/30/2009	9/30/2008*		6/30/2009		9/30/2009	9/30/2008*
Revenues
Investment management fees	$20,599	$32,261	(36)%	$18,188	13%	$56,577	$102,211	(45)%
Distribution and service fees	5,992	7,873	(24)%	5,653	6%	16,912	24,345	(31)%
Administration and transfer agent fees	3,290	4,317	(24)%	2,982	10%	9,139	15,072	(39)%
Other income and fees	514	355	45%	358	44%	1,199	1,759	(32)%

Total revenues	30,395	44,806	(32)%	27,181	12%	83,827	143,387	(42)%

Operating Expenses
Employment expenses	14,083	19,478	(28)%	13,167	7%	41,596	63,460	(34)%
Distribution and administration expenses	7,510	10,659	(30)%	7,449	1%	21,797	33,586	(35)%
Other operating expenses	6,538	10,515	(38)%	6,977	(6)%	20,348	34,123	(40)%
Restructuring and severance	450	2,639	(83)%	193	133%	1,080	3,306	(67)%
Goodwill impairment	—	331,706	N/M	—	0%	—	331,706	N/M
Intangible asset impairment	—	90,040	N/M	—	0%	—	100,492	N/M
Depreciation and other amortization	686	200	N/M	375	83%	1,429	549	160%
Amortization of intangible assets	1,750	7,385	(76)%	1,842	(5)%	5,492	22,413	(75)%

Total operating expenses	31,017	472,622	(93)%	30,003	3%	91,742	589,635	(84)%

Operating Loss	(622)	(427,816)	100%	(2,822)	78%	(7,915)	(446,248)	98%

Other Income (Expense)
Realized and unrealized appreciation (depreciation) on trading securities	1,249	(862)	N/M	1,268	(1)%	1,656	(2,350)	N/M
Other income (expense)	(21)	(25)	16%	1	N/M	(16)	580	N/M

Total other income (expense), net	1,228	(887)	N/M	1,269	(3)%	1,640	(1,770)	N/M

Interest (Expense) Income
Interest expense	(373)	(629)	41%	(662)	44%	(1,465)	(2,037)	28%
Interest income	68	146	(53)%	114	(40)%	285	675	(58)%

Total interest income (expense), net	(305)	(483)	37%	(548)	44%	(1,180)	(1,362)	13%

Income (Loss) Before Income Taxes	301	(429,186)	N/M	(2,101)	N/M	(7,455)	(449,380)	98%
Income tax expense (benefit)	189	(91,917)	N/M	147	29%	459	(99,503)	N/M

Net Income (Loss)	112	(337,269)	N/M	(2,248)	N/M	(7,914)	(349,877)	98%
Preferred stockholder dividends	(900)	—	N/M	(900)	0%	(2,860)	—	N/M

Net Loss Attributable to Common Stockholders	$(788)	$(337,269)	100%	$(3,148)	75%	$(10,774)	$(349,877)	97%

Weighted Average Shares Outstanding (in thousands)	5,824	5,772		5,811		5,808	5,772

Loss Per Share - Basic and Diluted	$(0.14)	$(58.43)		$(0.54)		$(1.86)	$(60.62)

N/M - Not Meaningful

*	GAAP-reported amounts for the 2008 periods include revenue, expenses and earnings attributed to Goodwin Capital Advisors.

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Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008
By product (period end):
Mutual Funds - Long-term	$12,358.9	$10,963.3	$9,658.1	$10,744.3	$13,370.7
Mutual Funds - Money Market	4,068.2	3,995.2	4,293.2	4,654.0	4,389.9
Separately Managed Accounts	3,405.5	3,041.3	2,731.9	3,074.3	3,774.8
Institutional Products (1)	4,762.6	4,440.4	4,122.5	4,163.8	5,445.1

Total	$24,595.2	$22,440.2	$20,805.7	$22,636.4	$26,980.5

By product (average) (2)
Mutual Funds - Long-term	$11,932.2	$10,717.5	$10,319.1	$11,393.6	$14,677.9
Mutual Funds - Money Market	4,094.2	4,178.4	4,611.7	4,447.7	5,959.0
Separately Managed Accounts	3,041.3	2,731.9	3,074.3	3,774.8	4,328.7
Institutional Products (3)	4,600.0	4,281.5	4,236.1	4,775.0	5,886.3

Total	$23,667.7	$21,909.3	$22,241.2	$24,391.1	$30,851.9

By asset class (period end):
Equity	$11,027.5	$9,668.5	$8,347.3	$9,825.0	$12,619.0
Fixed Income (1)	9,499.5	8,776.5	8,165.2	8,157.4	9,971.6
Money Market	4,068.2	3,995.2	4,293.2	4,654.0	4,389.9

Total	$24,595.2	$22,440.2	$20,805.7	$22,636.4	$26,980.5

Assets Under Management - Average Net Management Fees Earned (4) (In basis points)
	Three Months Ended
	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008
Mutual Funds - Long-term (5)	44.1	42.7	41.9	47.6	48.1
Mutual Funds - Money Market (5)	5.1	5.2	5.3	5.4	5.7
Separately Managed Accounts	49.5	49.1	45.9	47.0	46.2
Institutional Products (6)	26.1	26.8	27.4	25.9	31.7
All Products	34.5	33.3	32.4	35.6	36.5

(1)	Excludes assets managed by Goodwin of $13,950.9 and $14,161.5 at December 31, 2008 and September 30, 2008, respectively.
(2)	Averages are calculated as follows:

•	Mutual Funds - average daily balances

•	Separately Managed Accounts - prior quarter ending balance (on which the current quarter’s fees are earned)

•	Institutional Products - average of month-end balances in quarter

(3)	Excludes average assets managed by Goodwin of $14,002.1 and $14,473.1 for the three-month periods ending December 31, 2008 and September 30, 2008, respectively.
(4)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2).
(5)	Average fees earned for money market and long-term mutual funds are net of sub-advisory fees.
(6)	Includes structured finance products.

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Assets Under Management - Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Nine Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Retail Products
Mutual Funds - Long-term
Beginning balance	$10,963.3	$9,658.1	$10,744.3	$13,370.7	$14,785.2	$10,744.3	$16,127.4
Inflows	790.0	626.2	456.0	475.6	679.8	1,872.2	2,049.4
Outflows	(541.0)	(500.5)	(656.4)	(1,044.6)	(820.1)	(1,697.9)	(2,441.8)

Net flows	249.0	125.7	(200.4)	(569.0)	(140.3)	174.3	(392.4)
Market appreciation (depreciation)	1,184.3	1,122.5	(789.0)	(2,076.2)	(1,268.4)	1,517.8	(2,290.9)
Acquisitions (dispositions) / Other	(37.7)	57.0	(96.8)	18.8	(5.8)	(77.5)	(73.4)

Ending balance	$12,358.9	$10,963.3	$9,658.1	$10,744.3	$13,370.7	$12,358.9	$13,370.7

Mutual Funds - Money Market
Beginning balance	$3,995.2	$4,293.2	$4,654.0	$4,389.9	$6,465.0	$4,654.0	$6,203.6
Change in cash management products	73.0	(298.0)	(360.8)	264.1	(2,075.1)	(585.8)	(1,813.7)

Ending balance	$4,068.2	$3,995.2	$4,293.2	$4,654.0	$4,389.9	$4,068.2	$4,389.9

Separately Managed Accounts
Beginning balance	$3,041.3	$2,731.9	$3,074.3	$3,774.8	$4,328.7	$3,074.3	$5,447.7
Inflows	291.4	281.5	216.5	301.8	184.3	789.4	698.3
Outflows	(231.1)	(278.9)	(376.4)	(490.6)	(315.5)	(886.4)	(1,388.9)

Net flows	60.3	2.6	(159.9)	(188.8)	(131.2)	(97.0)	(690.6)
Market appreciation (depreciation)	303.9	306.8	(182.5)	(511.7)	(95.4)	428.2	(655.0)
Acquisitions (dispositions) / Other	—	—	—	—	(327.3)	—	(327.3)

Ending balance	$3,405.5	$3,041.3	$2,731.9	$3,074.3	$3,774.8	$3,405.5	$3,774.8

Institutional Products
Institutional Accounts
Beginning balance	$3,662.3	$3,403.3	$3,415.2	$4,370.4	$4,841.8	$3,415.2	$9,313.7
Inflows	54.0	68.1	35.3	51.5	64.0	157.4	428.1
Outflows	(75.9)	(153.9)	(173.6)	(478.0)	(411.2)	(403.4)	(5,219.0)

Net flows	(21.9)	(85.8)	(138.3)	(426.5)	(347.2)	(246.0)	(4,790.9)
Market appreciation (depreciation)	288.6	211.3	(178.2)	(321.9)	(57.6)	321.7	(182.2)
Change in cash management products	6.6	125.0	22.4	(219.8)	(66.6)	154.0	29.8
Acquisitions (dispositions) / Other	(22.6)	8.5	282.2	13.0	—	268.1	—

Ending balance	$3,913.0	$3,662.3	$3,403.3	$3,415.2	$4,370.4	$3,913.0	$4,370.4

Structured Products
Beginning balance	$778.1	$719.2	$748.6	$1,074.7	$1,171.1	$748.6	$3,324.3
Inflows	—	—	—	0.6	—	—	1.2
Outflows	—	—	—	(16.4)	(21.0)	—	(1,178.5)

Net flows	—	—	—	(15.8)	(21.0)	—	(1,177.3)
Market appreciation (depreciation)	71.5	58.9	(29.4)	(310.3)	(75.4)	101.0	(1,072.3)

Ending balance	$849.6	$778.1	$719.2	$748.6	$1,074.7	$849.6	$1,074.7

Total
Beginning balance	$22,440.2	$20,805.7	$22,636.4	$26,980.5	$31,591.8	$22,636.4	$40,416.7
Inflows	1,135.4	975.8	707.8	829.5	928.1	2,819.0	3,177.0
Outflows	(848.0)	(933.3)	(1,206.4)	(2,029.6)	(1,567.8)	(2,987.7)	(10,228.2)

Net flows	287.4	42.5	(498.6)	(1,200.1)	(639.7)	(168.7)	(7,051.2)
Market appreciation (depreciation)	1,848.3	1,699.5	(1,179.1)	(3,220.1)	(1,496.8)	2,368.7	(4,200.4)
Change in cash management products	79.6	(173.0)	(338.4)	44.3	(2,141.7)	(431.8)	(1,783.9)
Acquisitions (dispositions) / Other	(60.3)	65.5	185.4	31.8	(333.1)	190.6	(400.7)

Ending balance (1)	$24,595.2	$22,440.2	$20,805.7	$22,636.4	$26,980.5	$24,595.2	$26,980.5

(1)	Excludes assets managed by Goodwin of $13,950.9 and $14,161.5, comprising $12,373.9 and $12,452.4 of Phoenix assets and $1,577.0 and $1,709.1 of Institutional and Structured Finance products at December 31, 2008 and September 30, 2008, respectively.

Virtus Investment Partners, Inc.     11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be additional metrics for both management and investors to evaluate the company’s financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	June 30, 2009	Sept 30, 2009	Sept 30, 2008
Revenues, GAAP basis	$30,395	$44,806	$27,181	$83,827	$143,387
Less:
Goodwin revenues	—	5,640	—	—	17,424
Distribution and administration expenses	7,510	10,659	7,449	21,797	33,586

Revenues, as adjusted (1)	22,885	28,507	19,732	62,030	92,377

Operating Expenses, GAAP Basis	31,017	472,622	30,003	91,742	589,635
Less:
Goodwin expenses	—	4,136	—	—	12,562
Distribution and administration expenses	7,510	10,659	7,449	21,797	33,586
Depreciation and amortization (2)	2,436	6,919	2,217	6,921	20,965
Impairment charges	—	421,746	—	—	432,198
Stock-based compensation (3)	949	236	1,203	2,485	1,035
Restructuring and severance charges	450	2,639	193	1,080	3,306

Operating Expenses, as adjusted (4)	19,672	26,287	18,941	59,459	85,983

Operating Income, as adjusted (5)	3,213	2,220	791	2,571	6,394

Operating margin, GAAP basis	(2)%	(955)%	(10)%	(9)%	(311)%
Operating margin, as adjusted (4)	14%	8%	4%	4%	7%

(1)	Revenues, as adjusted is a non-GAAP financial measure calculated by deducting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted provides useful information to investors because distribution and administrative expenses are costs that are generally passed directly through to external parties. Goodwin’s results are excluded from 2008 periods to aid in comparability between 2008 and 2009 results since Goodwin is no longer part of Virtus’ operations, effective December 31, 2008.
(2)	Excludes Goodwin-related expenses of $666 and $1,997 for the three- and nine-month periods ended September 30, 2008.
(3)	Excludes Goodwin-related expenses of $275 and $816 for the three- and nine-month periods ended September 30, 2008.
(4)	Operating expenses, as adjusted is a non-GAAP financial measure that management believes provides investors with useful information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization and impairments attributable to acquisition related intangible assets as this is useful to an investor to measure our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above. Goodwin’s results are excluded from 2008 periods to aid in comparability between 2008 and 2009 results since Goodwin is no longer part of Virtus’ operations, effective December 31, 2008.
(5)	Operating income (loss), as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues used for operating margin, as adjusted and expenses used for operating margin, as adjusted as described above. These measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies.